SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Cogent, Inc.

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COGENT, INC.

209 Fair Oaks Avenue

South Pasadena, CA 91030

(626) 799-8090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2006

TO THE STOCKHOLDERS OF COGENT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cogent, Inc., a Delaware corporation (the “Company”), will be held on July 31, 2006 at 8:30 a.m. Pacific Time at the Company’s corporate headquarters, 209 Fair Oaks Avenue, South Pasadena, California 91030 for the following purposes:

1. To elect four directors to hold office until the Company’s 2007 Annual Meeting of Stockholders and until their successors are elected and duly qualified. The Company’s present Board of Directors has nominated and recommends for election the following persons:

Ming Hsieh

John C. Bolger

John P. Stenbit

Kenneth R. Thornton

2. To ratify the selection of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 16, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 209 Fair Oaks Avenue, South Pasadena, California.

Accompanying this Notice is a proxy. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Ming Hsieh
President and Chief Executive Officer

South Pasadena, California

June 26, 2006

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 31, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Cogent, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 31, 2006, at 8:30 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, 209 Fair Oaks Avenue, South Pasadena, California 91030. The Company intends to mail this proxy statement and accompanying proxy card on or about June 26, 2006 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on June 16, 2006 (the official record date) will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on June 16, 2006 the Company had outstanding and entitled to vote 94,279,871 shares of common stock.

Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company’s Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Voting and Revocability of Proxies

All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices located at 209 Fair Oaks Avenue, South Pasadena, California 91030, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of four members. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Ming Hsieh, John C. Bolger, John P. Stenbit and Kenneth R. Thornton, who are each members of our present Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Ming Hsieh	50	President, Chief Executive Officer and Chairman of the Board of Directors
John C. Bolger	59	Director
John P. Stenbit	66	Director
Kenneth R. Thornton	64	Director

Ming Hsieh has served as our Chief Executive Officer, President and Chairman of the Board of Directors since founding Cogent in 1990. Mr. Hsieh is responsible for our executive management and his responsibilities include long-range planning and corporate growth, as well as developing and implementing company policies, procedures and philosophy. Prior to founding Cogent, Mr. Hsieh founded and was Vice President of AMAX Technology from 1987 to 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

John C. Bolger has served as a director since March 2004. Mr. Bolger is a retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger is currently a private investor and has served as a director of Integrated Device Technology, Inc. since 1993, Wind River Systems, Inc. since 2000 and Mission West Properties, Inc. since 1998, all of which are public companies. Mr. Bolger received a B.A. from the University of Massachusetts in 1969 and an M.B.A. from Harvard University in 1971. He is a Certified Public Accountant.

John P. Stenbit has served as a director since April 2004. Mr. Stenbit participated as a member of Secretary Rumsfeld’s staff in conjunction with the transformation of the entire Department of Defense during his two terms of service from September 1973 to April 1977. Mr. Stenbit served as the Assistant Secretary of Defense Networks and Information Integration (NII), previously known as Command, Control, Communications, and Intelligence (C3I), at the Pentagon from August 2001 to March 2004. Mr. Stenbit also worked at TRW, Inc. from September 1968 to August 1973, and from May 1977 to April 2001, most recently as an executive vice president. Mr. Stenbit has chaired advisory committees for the Administrator of the Federal Aviation Administration, as well as served as a member of advisory committees on information security, strategic systems, telecommunications, submarines, and future warfare defense communications. Mr. Stenbit has served as a director of SMA, Inc. since 2004, SI International, Inc. since 2004 and Viasat, Inc. since 2004, all of which are public companies. Mr. Stenbit received a B.S in 1961 and an M.S. in 1962 from the California Institute of Technology and attended the Technische Hogeschool in the Netherlands from 1962 to 1963 and 1965 to 1967.

Kenneth R. Thornton has served as a director since June 2004. Mr. Thornton worked for International Business Machines (IBM) from November 1967 until April 2001 when he retired as General Manager Worldwide Public Sector. Mr. Thornton has served as a director of CyberSource Corporation since April 2001, First Genetic Trust Corporation since December 2002, Hire Networks Corporation since November 2001, Infodata Systems since July 2004 and the National Symphony Orchestra since July 2000. In addition, Mr. Thornton has served on the Advisory Board of the U.S. Postal Service since January 1998 and CrossMatch Technologies since November 2003. Mr. Thornton received his B.S. from Barton College in 1964.

Note Regarding “Controlled Company” Status

Our company is a “controlled company” under the Nasdaq Stock Market qualitative listing standards, and therefore we are entitled to exemptions from certain of the Nasdaq Stock Market qualitative listing standards. These requirements are generally intended to increase the likelihood that a Board of Directors will make decisions in the best interests of stockholders. Specifically, we are not required to have a majority of our directors be independent or to have compensation, nominating and corporate governance committees comprised solely of independent directors. We currently do not avail ourselves of the controlled company exemptions. However, we may avail ourselves of the controlled company exemptions in the future.

Board Committees and Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held seven meetings. The Board of Directors has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

The members of our Audit Committee are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Bolger is an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission (“SEC”), and chair of our Audit Committee. The Audit Committee oversees, reviews and evaluates our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee held nine meetings during the fiscal year ended December 31, 2005. All members of the Audit Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Audit Committee acts pursuant to a written charter.

The members of our Compensation Committee are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Thornton is the chair of our Compensation Committee. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee held four meetings during the fiscal year ended December 31, 2005. All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Compensation Committee acts pursuant to a written charter.

The members of our Nominating and Corporate Governance Committee, referred to as the “Nominating Committee,” are John C. Bolger, John P. Stenbit and Kenneth R. Thornton. Mr. Stenbit is the chair of our Nominating Committee. The Nominating Committee identifies prospective candidates to serve on the Board of Directors, recommends nominees for election to the Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee. The Nominating Committee held one meeting during the fiscal year ended December 31, 2005. All members of the Nominating Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Nominating Committee acts pursuant to a written charter.

During the fiscal year ended December 31, 2005, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he was a director or committee member, respectively. Each member of the Board of Directors attended the Company’s 2005 Annual Meeting of Stockholders.

Director Nominations

The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

In fulfilling its responsibilities, the Nominating Committee considers the following factors:

•	the appropriate size of the Board of Directors and its committees;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the biometrics industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	experience with accounting rules and practices;

•	applicable regulatory and securities exchange/association requirements; and

•	a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, although the Company is a “Controlled Company” under the Nasdaq Stock Market qualitative listing standards and therefore is not required to have a majority of its directors be independent, the Nominating Committee currently believes that it is preferable that at least a majority of the members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards or the qualification standards of any other applicable self regulatory organization. The Nominating Committee also believes it appropriate for the Company’s Chief Executive Officer to participate as a member of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Company’s Chief Financial Officer in writing at 209 Fair Oaks Avenue, South Pasadena, California 91030 and must contain the following information:

•	a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

•	the candidate’s resume; and

•	three (3) references.

The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

The Board of Directors has adopted a Stockholders Communications with Directors Policy. The Stockholders Communications with Directors Policy is available at the Company’s website at www.cogentsystems.com. Once on our home page, click on “Investor Relations,” then click on “Corporate Governance” and then click on “Stockholder Communications with Directors Policy.” The policy is on this web page.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Board Member Attendance at Annual Meetings Policy. This policy may be found at www.cogentsystems.com. Once on our home page, click on “Investor Relations,” then click on “Corporate Governance” and then click on “Board Member Attendance at Annual Meetings Policy.” The policy is on this web page.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics are available, free of charge, on our website at www.cogentsystems.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Cogent, Inc., 209 Fair Oaks Avenue, South Pasadena, California 91030.

Board Member Independence

The Board of Directors has determined that, except for Mr. Hsieh, all of the members of the Board of Directors are “independent” as independence is defined in the Nasdaq Stock Market qualification standards. Mr. Hsieh is not considered independent because he is either currently, or has within the last three years been, employed by the Company. As previously noted, the Company is a “Controlled Company,” and therefore is not required to have a majority of directors that are “independent” under the Nasdaq Stock Market qualitative listing standards.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Our independent auditor, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, Deloitte & Touche LLP is responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting.

The Audit Committee reviewed with Deloitte & Touche LLP their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with Deloitte & Touche LLP their independence from management and our company, has received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope of their audit. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and our Board of Directors also have recommended the ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2006.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

John C. Bolger

John P. Stenbit

Kenneth R. Thornton

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of June 1, 2006, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.

Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is c/o Cogent, Inc. 209 Fair Oaks Avenue, South Pasadena, California 91030.

	Shares Beneficially Owned
Name or Group of Beneficial Owners	Number	Percent(1)
Named Executive Officers:
Ming Hsieh(2)	50,889,930	54.1%
Paul Kim(3)	234,027	*
Michael Hollowich(4)	72,311	*
James Jasinski(5)	111,216	*

Directors:
John Bolger(6)	13,000	*
John P. Stenbit(7)	25,000	*
Kenneth R. Thornton(8)	27,500	*

5% Stockholders:
T. Rowe Price Associates, Inc.(9) 100 E. Pratt Street Baltimore, MD 21202	9,603,361	10.2%

Executive officers and directors as a group (7 persons)(10)	51,372,984	54.3%

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 94,218,485 shares of our common stock outstanding as of June 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after June 1, 2006, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 2,780,000 shares held by Ming Hsieh as trustee of the Ming Hsieh Annuity Trust No. 1 dated May 11, 2004, and 2,780,000 shares held by the spouse of Mr. Hsieh, Fang Liu Hsieh, as trustee of the Fang Liu Hsieh Annuity Trust No. 1 dated May 12, 2004.
(3)	Consists of 234,027 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.
(4)	Consists of 72,311 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.
(5)	Includes of 110,001 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.
(6)	Includes 10,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.
(7)	Consists of 25,000 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.

(8)	Includes 22,500 shares issuable upon the exercise of options that are exercisable within 60 days after June 1, 2006.
(9)	Based solely upon the Schedule 13G/A filed on May 10, 2006 by T. Rowe Price Associates, Inc.
(10)	Includes an aggregate of 473,839 shares issuable upon the exercise of options granted to our executive officers and directors that are exercisable within 60 days after June 1, 2006.

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2005 that were either approved or not approved by our stockholders was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders(a)	3,718,748	$2.88	3,867,612
Equity compensation plans not approved by our stockholders(b)	—	—	—

(a)	Includes our 2000 Stock Option Plan and our 2004 Equity Incentive Plan. However, no future grants may be made under our 2000 Stock Option Plan.
(b)	All of our equity compensation plans were approved by our stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information as to persons who serve as our executive officers as of June 1, 2006:

Name	Age	Position(s)
Ming Hsieh	50	President, Chief Executive Officer and Chairman of the Board of Directors
Paul Kim	38	Chief Financial Officer
Michael Hollowich	59	Executive Vice President, Operations
James Jasinski	56	Executive Vice President, Federal and State Systems

For information regarding Mr. Hsieh, see “Proposal 1—Election of Directors.”

Paul Kim has served as our Chief Financial Officer since January 2004. Prior to that, Mr. Kim was the Chief Financial Officer of JNI Corporation, a storage area network technology company, from September 2002 until December 2003. From October 1999 to August 2002, Mr. Kim was Vice President, Finance and Corporate Controller of JNI. Prior to joining JNI, he served as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from January 1998 until October 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a public enterprise software company. From January 1990 to April 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. from the University of California at Berkeley in 1989 and is a Certified Public Accountant.

Michael Hollowich joined Cogent in February 2001. He currently serves as Executive Vice President, Operations. Mr. Hollowich is responsible for internal operations related to new project management and user support, as well as qualification of new business targets and preparation of proposals. Prior to joining us, Mr. Hollowich served at TRW (Northrup Grumman) from April 1969 to February 2001, where he held senior business development and project management positions including project director for the United Kingdom’s National Automated Fingerprint Identification System as well as the project manager for the NASA Spacelab Payload Integration project. While at TRW, Mr. Hollowich worked overseas on projects in the United Kingdom, Germany, Belgium and Denmark. Mr. Hollowich received a B.S. from the University of California at Los Angeles in 1969.

James Jasinski joined Cogent in May 2002. He currently serves as Executive Vice President, Federal and State Systems. Mr. Jasinski is responsible for support of existing clients at the federal and state levels, development of new business opportunities, and establishment of new project offices as needed for the management of new contracts. He also manages our Reston, Virginia, Ohio and London offices. Prior to joining us, Mr. Jasinski was a Vice President for DynCorp Systems and Solutions from December 2000 to May 2002. From May 1978 through December 2000, Mr. Jasinski worked at the Federal Bureau of Investigation. Mr. Jasinski received a B.A. from the State University of New York at Buffalo in 1973 and a J.D. from Union University, Albany Law School in 1976.

Summary Compensation Table

The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our other three most highly compensated executive officers whose total annual salary and bonus during the fiscal year ended December 31, 2005 exceeded $100,000:

Name and Principal Position	Fiscal Year	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options	All Other Compensation(2)
		Salary		Number of Bonus(1)
Ming Hsieh, President and Chief Executive Officer	2005 2004 2003	$ $ $	267,718 259,921 170,000	$ $ $	50,000 70,000 100,000	— — —	$ $ $	8,032 9,898 6,000

Paul Kim, Chief Financial Officer(3)	2005 2004	$ $	214,300 205,524	$ $	50,000 70,000	— 950,000	$ $	6,429 —

Michael Hollowich, Executive Vice President, Operations	2005 2004 2003	$ $ $	180,536 175,556 164,583	$ $ $	50,000 70,000 100,000	— 140,000 100,000	$ $ $	5,416 7,367 6,000

James Jasinski, Executive Vice President, Federal and State Systems	2005 2004 2003	$ $ $	191,325 176,000 165,334	$ $ $	50,000 70,000 100,000	— 140,000 120,000	$ $ $	5,740 7,380 6,000

(1)	Bonuses are paid in the year in which they are earned.
(2)	Includes contributions made by us to our 401(k) plan on behalf of the named individuals.
(3)	Mr. Kim was appointed our Chief Financial Officer on January 5, 2004.

Option Grants in Last Fiscal Year

We did not grant any stock options to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for the individuals named in the Summary Compensation Table their option exercises for the fiscal year ended December 31, 2005, and exercisable and unexercisable options held by them as of December 31, 2005.

The “Value of Unexercised In-the-Money Options at December 31, 2005” is calculated based on the difference between $22.68, the closing price of our common stock on the Nasdaq National Market on December 30, 2005 (the last trading day of 2005), and the exercise price for the shares underlying the option, multiplied by the number of shares issuable upon exercise of the option.

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Shares Underlying Unexercised Options At December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ming Hsieh	—	—	—	—	—	—
Paul Kim	448,785	$10,451,967	100,433	400,782	$2,177,387	$8,688,954
Michael Hollowich	190,189	$4,293,118	32,312	117,499	$683,757	$2,336,944
James Jasinski	150,000	$3,495,613	57,501	132,499	$1,115,993	$2,667,207

Compensation of Directors

Each of our non-employee directors is paid $20,000 annually and is reimbursed for reasonable expenses incurred in connection with performance of their duties as directors. Upon their election to the Board of Directors, each of our non-employee directors is granted an initial option to purchase up to 40,000 shares of our common stock at the then fair market value pursuant to the terms of our 2004 Equity Incentive Plan. In addition, each non-employee director is automatically granted an option to purchase up to 10,000 shares of our common stock if he or she remains on the Board of Directors on the date of each annual meeting of stockholders (unless he or she joined the Board of Directors within six months of such meeting). Each non-employee director also receives cash compensation of $2,000 for attendance at each Board meeting. Additionally, the chairperson of each of the Audit Committee and the Compensation Committee receives $2,500 and $1,500, respectively, and members of the Audit Committee and Compensation Committee (not including chairpersons) receive $1,500, and $1,000, respectively, for attendance at each meeting of such committees.

Employment Agreements and Change in Control Arrangements

We have an employment agreement with Paul Kim, entered into on January 5, 2004, under which Mr. Kim is entitled to an annual salary of $208,000, with a one-time initial bonus of $20,000. On January 5, 2004, Mr. Kim was also granted an option to purchase up to 950,000 shares of our common stock at an exercise price of $1.00 per share, with 237,500 shares vesting on April 5, 2004, 178,124 shares vesting on January 5, 2005, and 44,532 shares vesting on each subsequent calendar quarter thereafter. In the event of a change of control, all unvested shares will immediately vest. In the event of termination without cause following a change of control, Mr. Kim may be eligible for severance pay of up to one year of his annual salary.

We have employment agreements with our Executive Vice President, Federal and State Systems, James Jasinski and our Executive Vice President, Operations, Michael Hollowich. Each of these agreements provides for a fixed base annual salary that is subject to normal periodic review for increases by the Board of Directors, and each of these agreements may be terminated at will by either the employee or us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been one of our officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other entity, nor has any interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of three members of our Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of the executive officers of the Company. The Compensation Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels. The Compensation Committee was formed on May 11, 2004. Prior to that time, compensation for the Company’s executive officers was determined by the full Board of Directors.

The Company has an executive compensation philosophy and goals based on attracting, retaining and rewarding experienced and talented executive officers. In addition, the Company believes that executive compensation should be linked to corporate performance and accomplishments that increase stockholder value.

As such, the Company’s executive compensation policy focuses on aligning the interests of the Company’s executive officers with the long-term interests of the Company’s stockholders and with the Company’s corporate strategies and goals. Total compensation for the Company’s executive officers includes base salary and may include performance bonuses, executive perquisites and participation in the Company’s qualified and non-qualified employee benefit plans. The Compensation Committee reviews compensation surveys prepared by management of the Company to compare the Company’s compensation package with that of similarly-sized technology companies in the Company’s geographic area.

Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from our Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of the Company for the previous year, (iv) the financial condition of the Company and (v) reports to the Compensation Committee from the compensation surveys concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized technology companies in the Company’s geographic area. The Chief Executive Officer does not make recommendations regarding his own compensation. In addition, in establishing the total compensation package for the Chief Executive Officer, the Compensation Committee pursues the same objectives and policies that apply for the Company’s other executive officers.

The amount of the performance bonus paid to an executive officer is dependent upon the Company attaining appropriate established business targets and corporate performance goals. The Compensation Committee believes that this type of bonus program properly aligns the interests of the Company’s executive officers with the interests of stockholders. In 2005, performance bonuses were awarded to our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Operations, and Executive Vice President, Federal and State Systems, as a result of the Company attaining its corporate performance goals for that year.

The Company also strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes periodic grants of stock options. To assist the Company in retaining and motivating key employees, option grants generally vest over a four-year period from the date of grant. In light of the option grants to executive officers in 2004 and the appreciation in value and increase in liquidity resulting from our initial public offering, the Compensation Committee determined that the objectives of equity compensation were already achieved in 2005 without the need for additional option grants.

The Compensation Committee approved Mr. Hsieh’s salary as President and Chief Executive Officer for the 2005 fiscal year.

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1.0 million per executive per year. Stock option and stock appreciation rights granted under the 2004 Equity Incentive Plan are exempt from the Section 162(m) limits until the earlier of (i) a material modification of the 2004 Equity Incentive Plan, (ii) our Annual Meeting of Stockholders to be held in 2008 or (iii) such other date required by 162(m) of the Internal Revenue Code and the rules and regulations promulgated thereunder. The Compensation Committee continually evaluates our executive compensation policies and benefit plans to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders.

COMPENSATION COMMITTEE

Kenneth R. Thornton

John C. Bolger

John P. Stenbit

Performance Measurement Comparison

The following graph illustrates a comparison of the total cumulative stockholder return on our common stock since September 24, 2004, the date of our initial public offering, to two indices: (i) Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market and (ii) the Nasdaq Computer and Data Processing Services Index. The graph assumes an initial investment of $100 on September 24, 2004 and that all dividends have been reinvested. No cash dividends have been declared on our common stock since the date of our initial public offering. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*

AMONG COGENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

* $100 invested on 9/24/04 in stock or on 8/31/04 in index-including reinvestment of dividends. Fiscal year ending December 31.

Certain Relationships and Related Transactions

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to the review by our audit committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2000 and 2001 were previously audited by KPMG LLP, certified public accountants. KPMG LLP resigned in January 2004 and we engaged Deloitte & Touche LLP in April 2004 to audit our consolidated financial statements as of December 31, 2001, 2002 and 2003 and for the years ended December 31, 2001, 2002 and 2003. Our Board of Directors approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm in April 2004.

There were no disagreements at any time between KPMG LLP and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The audit report of KPMG LLP did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2003, and through March 2004, we did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 31, 2005 by Deloitte & Touche LLP, the Company’s independent auditor for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2004 and 2005 by Deloitte & Touche LLP:

	2004	2005
Audit Fees(1)	$1,175,876	$1,048,580

Audit-Related Fees(2)	0	0

Tax Fees(3)	0	122,925

All Other Fees	0	0

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, billing for professional services performed in connection with our initial public offering in September 2004 and our follow-on public offering in June 2005 and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner, except that Mr. Hollowich made one late filing with respect to a transaction in May 2005.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2007 must be received by us no later than February 27, 2007 which is 120 days prior to the first anniversary of the mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting of Stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than February 27, 2007 unless the date of the 2007 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2006 Annual Meeting of Stockholders. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2006 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2005 will be mailed to stockholders of record as of June 16, 2006. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on June 16, 2006. Requests should be directed to Cogent, Inc., 209 Fair Oaks Avenue, South Pasadena, California 91030; Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

Ming Hsieh
President and Chief Executive Officer

June 26, 2006

COGENT, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ming Hsieh and Paul Kim, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Cogent, Inc. (the “Company”) held of record by the undersigned on June 16, 2006, at the Annual Meeting of Stockholders to be held at the corporate offices of the Company located at 209 Fair Oaks Avenue, South Pasadena, California, on July 31, 2006, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the Reverse Side)

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposal 2.

1.

To elect four (4) directors for a one-year term to expire at the 2007 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

•      Ming Hsieh

•      John C. Bolger

•      John P. Stenbit

•      Kenneth R. Thornton.

	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY for all nominees	☐	FOR ALL EXCEPT (see instructions below)
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	In their discretion, the Proxies, identified on the front of this card, are authorized to vote upon such other business as may property come before the Annual Meeting.

Dated: , 2006

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.